
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the consolidated balance sheet of SunGard Data Systems Inc. as of December 31, 1999 and the consolidated statement of income for the twelve months ended December
31, 1999, both included in the Form 10-K of SunGard Data Systems Inc. for the twelve months ended December 31, 1999 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-END>                               DEC-31-1999
<CASH>                                         286,990
<SECURITIES>                                   104,235
<RECEIVABLES>                                  368,543
<ALLOWANCES>                                    34,141
<INVENTORY>                                          0
<CURRENT-ASSETS>                               786,807
<PP&E>                                         501,087
<DEPRECIATION>                                 318,405
<TOTAL-ASSETS>                               1,564,762
<CURRENT-LIABILITIES>                          348,478
<BONDS>                                          5,517
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                         1,285
<OTHER-SE>                                   1,209,482
<TOTAL-LIABILITY-AND-EQUITY>                 1,564,762
<SALES>                                              0
<TOTAL-REVENUES>                             1,444,501
<CGS>                                                0
<TOTAL-COSTS>                                  858,572<F1>
<OTHER-EXPENSES>                                99,184<F2>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                               2,321
<INCOME-PRETAX>                                190,456
<INCOME-TAX>                                   117,306
<INCOME-CONTINUING>                            100,531<F3>
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                 10,670<F4>
<CHANGES>                                            0
<NET-INCOME>                                   111,201<F3>
<EPS-BASIC>                                       0.88<F5>
<EPS-DILUTED>                                     0.85<F5>

<F1>Excludes selling, marketing and administration costs, and merger costs.
<F2>Merger costs.
<F3>Represents pro forma net income due to pro forma income taxes resulting from a pooling of interests with a Subchapter S corporation.
<F4>After-tax gains on sale of two subsidiaries and debt extinguishment.
<F5>Includes merger costs totaling $0.56 per pro forma basic share and $0.55 per pro forma diluted share, and extraordinary gains on sale of two subsidiaries and debt extinguishment totaling $0.08 per pro forma share.

